Q4 2021 Earnings Release February 16th, 2022 Dave Graziosi, Chairman & Chief Executive Officer Fred Bohley, Senior Vice President & Chief Financial Officer Exhibit 99.2

Safe Harbor Statement The following information contains, or may be deemed to contain, “forward-looking statements” (as defined in the U.S. Private Securities Litigation Reform Act of 1995). The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Although forward-looking statements reflect management’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements speak only as of the date the statements are made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to: the duration and spread of the COVID-19 pandemic, including new variants of the virus and the pace and availability of vaccines and boosters, mitigating efforts deployed by government agencies and the public at large, and the overall impact from such outbreak on economic conditions, financial market volatility and our business, including but not limited to the operations of our manufacturing and other facilities, the availability of labor, our supply chain, our distribution processes and demand for our products and the corresponding impacts to our net sales and cash flow; increases in cost, disruption of supply or shortage of labor, freight, raw materials or components used to manufacture or transport our products or those of our customers or suppliers, including as a result of the COVID-19 pandemic; our participation in markets that are competitive; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments, competitive threats and changing customer needs, including with respect to electric hybrid and fully electric commercial vehicles; the highly cyclical industries in which certain of our end users operate; uncertainty in the global regulatory and business environments in which we operate; the concentration of our net sales in our top five customers and the loss of any one of these; the failure of markets outside North America to increase adoption of fully automatic transmissions; the success of our research and development efforts, the outcome of which is uncertain; U.S. and foreign defense spending; risks associated with our international operations, including increased trade protectionism; general economic and industry conditions; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; our ability to identify, consummate and effectively integrate acquisitions and collaborations; labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers or suppliers; and risks related to our indebtedness. Allison Transmission cannot assure you that the assumptions made in preparing any of the forward-looking statements will prove accurate or that any long-term financial goals will be realized. All forward-looking statements included in this presentation speak only as of the date made, and Allison Transmission undertakes no obligation to update or revise publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise. In particular, Allison Transmission cautions you not to place undue weight on certain forward-looking statements pertaining to potential growth opportunities or long-term financial goals set forth herein. Actual results may vary significantly from these statements. Allison Transmission’s business is subject to numerous risks and uncertainties, which may cause future results of operations to vary significantly from those presented herein. Important factors that could cause actual results to differ materially are discussed in Allison Transmission’s Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021.

Non-GAAP Financial Information We use Adjusted EBITDA and Adjusted EBITDA as a percent of net sales to measure our operating profitability. We believe that Adjusted EBITDA and Adjusted EBITDA as a percent of net sales provide management, investors and creditors with useful measures of the operational results of our business and increase the period-to-period comparability of our operating profitability and comparability with other companies. Adjusted EBITDA as a percent of net sales is also used in the calculation of management’s incentive compensation program. The most directly comparable U.S. generally accepted accounting principles (“GAAP”) measure to Adjusted EBITDA and Adjusted EBITDA as a percent of net sales is Net income and Net income as a percent of net sales, respectively. Adjusted EBITDA is calculated as the earnings before interest expense, net, income tax expense, amortization of intangible assets, depreciation of property, plant and equipment and other adjustments as defined by Allison Transmission, Inc.’s, the Company’s wholly-owned subsidiary, Second Amended and Restated Credit Agreement. Adjusted EBITDA as a percent of net sales is calculated as Adjusted EBITDA divided by net sales. We use Adjusted Free Cash Flow to evaluate the amount of cash generated by our business that, after the capital investment needed to maintain and grow our business and certain mandatory debt service requirements, can be used for repayment of debt, stockholder distributions and strategic opportunities, including investing in our business. We believe that Adjusted Free Cash Flow enhances the understanding of the cash flows of our business for management, investors and creditors. Adjusted Free Cash Flow is also used in the calculation of management’s incentive compensation program. The most directly comparable GAAP measure to Adjusted Free Cash Flow is Net cash provided by operating activities. Adjusted Free Cash Flow is calculated as Net cash provided by operating activities, excluding non-recurring restructuring charges, after additions of long-lived assets.

Call Agenda Q4 2021 Performance 2022 Guidance

Q4 2021 Performance Summary ($ in millions) Q4 2021 Q4 2020 % Variance Net Sales $644 $535 20.4% Gross Margin % 47.4% 47.3% 10 bps Net Income $118 $60 96.7% Adjusted EBITDA(1) $220 $186 18.3% See Appendix for the reconciliation from Net Income. Commentary Net Sales: increase was principally driven by higher demand in the ONA On-Highway, NA Off-Highway, ONA Off-Highway and Service Parts, Support Equipment, and Other end markets and price increases on certain products. Gross Margin %: increase was principally driven by higher net sales and price increases on certain products partially offset by unfavorable material costs. Net Income: increase was principally driven by higher gross profit and expenses related to the long-term debt refinancing in November 2020 that did not reoccur in 2021 partially offset by increased product initiatives spending. Adjusted EBITDA: increase was principally driven by higher gross profit partially offset by increased product initiatives spending.

Q4 2021 Sales Performance ($ in millions) End Markets Q4 2021 Q4 2020 % Variance Commentary North America On-Hwy $281 $284 -1% Principally driven by lower demand due to supply chain, labor and raw material constraints impacting the commercial vehicle industry, partially offset by price increases on certain products North America Off-Hwy $27 $1 2600% Principally driven by higher demand for hydraulic fracturing applications Defense $54 $44 23% Principally driven by higher demand for Tracked vehicle applications Outside North America On-Hwy $106 $77 38% Principally driven by the recovery in customer demand following the pandemic-related disruptions experienced in 2020 and the execution of growth initiatives Outside North America Off-Hwy $35 $11 218% Principally driven by higher demand in the energy, mining and construction sectors Service Parts, Support Equipment & Other $141 $118 19% Principally driven by higher demand for service parts, and support equipment and price increases on certain products Total $644 $535 20%

Q4 2021 Financial Performance

($ in millions, except per share data)	Q4 2021	Q4 2020	$ Var	% Var	Commentary
Net Sales	$644	$535	$109	20%	Increase was principally driven by higher demand in the ONA On-Highway, NA Off-Highway, ONA Off-Highway and Service Parts, Support Equipment, and Other end markets and price increases on certain products
Cost of Sales	$339	$282	($57)	-20%	
Gross Profit	$305	$253	$52	21%	Increase was principally driven by higher net sales and price increases on certain products partially offset by unfavorable material costs and higher manufacturing expense commensurate with higher net sales
Operating Expenses					
Selling, General and Administrative	$79	$80	$1	1%	Decrease was principally driven by unfavorable 2020 product warranty adjustments that did not reoccur in 2021 partially offset by higher commercial activities spending
Engineering – Research and Development	$50	$40	($10)	-25%	Increase was principally driven by increased product initiatives spending
Total Operating Expenses	$129	$120	($9)	-8%	
Operating Income	$176	$133	$43	32%	
Interest Expense, net	($29)	($37)	$8	-22%	Decrease was principally driven by deferred financing costs written off in 2020 related to the long-term debt refinancing in the fourth quarter of 2020 that did not reoccur in 2021
Other Income (Expense), net	$7	($12)	$19	-158%	Principally driven by expenses related to long-term debt refinancing in 2020 that did not reoccur in 2021 and unrealized gains on marketable securities.
Income Before Income Taxes	$154	$84	$70	83%	
Income Tax Expense	($36)	($24)	($12)	50%	Increase was principally driven by increased taxable income
Net Income	$118	$60	$58	97%	
Diluted Earnings Per Share	$1.15	$0.53	$0.62	117%	Q4 2021: 103M shares; Q4 2020: 113M shares
Adjusted EBITDA[(1)]	$220	$186	$34	18%	

(1) See Appendix for the reconciliation from Net Income.

7

Allison Transmission

($ in millions) Q4 2021 Q4 2020 $ Variance % Variance Commentary Net Cash Provided by Operating Activities $168 $159 $9 5.7% Principally driven by higher gross profit and lower cash interest expense partially offset by higher operating working capital requirements and increased product initiatives spending CapEx $63 $31 $32 103.2% Principally due to increased product initiatives spending Adjusted Free Cash Flow (1) $105 $128 ($23) (18.0%) Principally driven by increased capital expenditures partially offset by higher net cash provided by operating activities ($ in millions) Q4 2021 Q4 2020 $ Variance % Variance Commentary Operating Working Capital(2) Percentage of LTM Sales 14.0% 12.6% N/A 140 Bps Increased operating working capital requirements partially offset by higher net sales Cash Paid for Interest $31 $63 ($32) (50.8%) Principally driven by intra-year timing of payments. Cash Paid for Income Taxes $12 $13 ($1) (7.7%) In line with prior year See Appendix for a reconciliation from Net Cash Provided by Operating Activities. Operating Working Capital = A/R + Inventory – A/P. Q4 2021 Cash Flow Performance

2022 Guidance ($ in millions) Guidance Commentary Net Sales $2,625 to $2,775 Guidance reflects higher demand in the Global On-Highway, Global Off-Highway and Service Parts, Support Equipment & Other end markets as a result of the ongoing global economic recovery, continued strength in customer demand and price increases on certain products Net Income $430 to $520 Adjusted EBITDA $865 to $975 Net Cash Provided by Operating Activities $570 to $680 Capital Expenditures $170 to $180 Adjusted Free Cash Flow $400 to $500 Net Cash Provided by Operating Activities less Capital Expenditures

2022 Guidance – Net Sales by End Market End Markets 2021 Net Sales 2022 Midpoint Commentary North America On-Hwy $1,177 18% Principally driven by higher Class 8 Straight and Medium Duty truck production and price increases on certain products North America Off-Hwy $58 43% Principally driven by higher demand for hydraulic fracturing applications and price increases on certain products Defense $186 (17%) Principally driven by lower Tracked vehicle demand and lower Wheeled vehicle demand partially offset by price increases on certain products Outside North America On-Hwy $381 12% Principally driven the execution of our growth initiatives and price increases on certain products Outside North America Off-Hwy $83 24% Principally driven by higher demand in the mining, construction and energy sectors and price increases on certain products Service Parts, Support Equipment & Other $517 6% Principally driven by higher demand for support equipment and price increases on certain products Total $2,402 12.4% ($ in millions)

APPENDIX Non-GAAP Financial Information

Non-GAAP Reconciliations (1 of 3) Adjusted EBITDA reconciliation

Non-GAAP Reconciliations (2 of 3) Adjusted Free Cash Flow reconciliation

Non-GAAP Reconciliations (3 of 3) Guidance Reconciliation